UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

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GRAYSON BANKSHARES, INC.

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GRAYSON BANKSHARES, INC.

Dear Shareholder:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Grayson Bankshares, Inc. to be held on Tuesday, April 10, 2007 at 1:00 p.m. at the Grayson National Bank Conference Center, 558 East Main Street, Independence, Virginia.

At the Annual Meeting, you will be asked to elect three directors for terms of three years each. Enclosed with this letter is a formal notice of the Annual Meeting, a Proxy Statement and a form of proxy.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Please complete, sign, date and return the enclosed proxy promptly using the enclosed postage-paid envelope. The enclosed proxy, when returned properly executed, will be voted in the manner directed in the proxy.

We hope you will participate in the Annual Meeting, either in person or by proxy.

Sincerely,

Jacky K. Anderson
President and Chief Executive Officer

Independence, Virginia

March 19, 2007

GRAYSON BANKSHARES, INC.

113 West Main Street

Independence, Virginia 24348

___________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

___________________

The Annual Meeting of Shareholders (the “Annual Meeting”) of Grayson Bankshares, Inc. (the “Company”) will be held on Tuesday, April 10, 2007 at 1:00 p.m. at the Grayson National Bank Conference Center, 558 East Main Street, Independence, Virginia, for the following purposes:

1.	To elect three directors to serve for terms of three years each expiring at the 2010 annual meeting of shareholders; and

2.	To act upon such other matters as may properly come before the Annual Meeting.

Only holders of shares of Common Stock of record at the close of business on March 1, 2007, the record date fixed by the Board of Directors of the Company, are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

Brenda C. Smith
Secretary

March 19, 2007

GRAYSON BANKSHARES, INC.

113 West Main Street

Independence, Virginia 24348

PROXY STATEMENT

GENERAL

This Proxy Statement is furnished to holders of the common stock, par value $1.25 per share (“Common Stock”), of Grayson Bankshares, Inc. (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, April 10, 2007 at 1:00 p.m. at the Grayson National Bank Conference Center, 558 East Main Street, Independence, Virginia, and any duly reconvened meeting after adjournment thereof.

Any shareholder who executes a proxy has the power to revoke it at any time by written notice to the Secretary of the Company, by executing a proxy dated as of a later date, or by voting in person at the Annual Meeting. It is expected that this Proxy Statement and the enclosed proxy card will be mailed on or about March 19, 2007 to all shareholders entitled to vote at the Annual Meeting.

The cost of soliciting proxies for the Annual Meeting will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mails, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of shares of Common Stock.

On March 1, 2007, the record date for determining those shareholders entitled to notice of and to vote at the Annual Meeting, there were 1,718,968 shares of Common Stock issued and outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters to be acted upon at the Annual Meeting. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of the relevant item.

A broker who holds shares in “street name” has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker nonvote.” Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker nonvotes will not be counted as voting in favor of, or against, the particular matter.

The Board of Directors is not aware of any matters other than those described in this Proxy Statement that may be presented for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the persons named in the enclosed proxy card possess discretionary authority to vote in accordance with their best judgment with respect to such other matters.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the Annual Meeting, three directors are to be elected to serve for terms of three years each. Seven other directors have been elected to terms that end in either 2008 or 2009, as indicated below.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. If the proxy is executed in such manner as not to withhold authority for the election of any or all of the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the three nominees named below. If the proxy indicates that the shareholder wishes to withhold a vote from one or more nominees for director, such instructions will be followed by the persons named in the proxy.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve. If, at the time of the Annual Meeting, any nominee is unable or unwilling to serve as a director, votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. There are no current arrangements between any nominee and any other person pursuant to which a nominee was selected. No family relationships exist among any of the directors or between any of the directors and executive officers of the Company.

The following biographical information discloses each nominee’s age and business experience in the past five years and the year that each individual was first elected to the Board of Directors of the Company or of The Grayson National Bank (the “Bank”) prior to the formation of the Company in 1992:

Nominees for Election

for Terms Expiring in 2010

Dr. Julian L. Givens, 75, has been Chairman of the Board of the Company since 1992 and of the Bank since 1987, and he has been a director since 1972. Dr. Givens is a retired physician.

Jean W. Lindsey, 65, has been a director since 1985. She is a pharmacist and owner of Walter’s Drug, Inc., in Independence, Virginia.

Carl J. Richardson, 61, has been a director since 1976. He served as President and Chief Executive Officer of the Bank from 1991 to 2000 and of the Company from 1992 to 2000. Mr. Richardson was employed by the Bank from 1965 until his retirement in 2000.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES SET FORTH ABOVE.

Incumbent Directors Serving

for Terms Expiring in 2008

Jacky K. Anderson, 54, has been President and Chief Executive Officer of the Company and the Bank since 2000 and a director since 1992. He served as Vice President of the Company from 1992 to 2000 and as Executive Vice President of the Bank from 1991 to 2000. Mr. Anderson has been employed by the Bank since 1971.

Thomas M. Jackson, Jr., 49, has been a director since 2002. Mr. Jackson practices law in Hillsville, Virginia. He served as a representative of the 6th District in the Virginia House of Delegates from 1988 to 2001.

J. David Vaughan, 38, has been a director since 1999. He is Senior Vice President of Vaughan Furniture, Incorporated, a furniture manufacturer located in Galax, Virginia.

Incumbent Directors Serving

for Terms Expiring in 2009

Bryan L. Edwards, 56, has been a director since December 2005. Mr. Edwards has served as the Manager of the Town of Sparta, North Carolina since January 2004. Prior to that, he was employed as a real estate agent with Mountain Dreams Realty and served as Human Resources/Special Projects & Purchasing Director for NAPCO, Inc., a manufacturing company, also in Sparta.

Dennis B. Gambill, 48, has been a director since 2000. Mr. Gambill has been Executive Vice President of the Bank since 2000. He served as Vice President of the Bank from 1999 to 2000.

Jack E. Guynn, Jr., 49, has been a director since 1995. He is a co-owner of Guynn Enterprises, which owns and operates retail furniture outlets and funeral homes in Grayson County and surrounding areas.

Charles T. Sturgill, 62, has been a director since 1995. He has been Vice Chairman of the Company and the Bank since 1998. Mr. Sturgill is the Clerk of Circuit Court of Grayson County, Virginia.

Executive Officers Who Are Not Directors

Blake M. Edwards, Jr., 41, has served as Chief Financial Officer of the Company and the Bank since 1999.

Curtis A. Jennings, 56, has served as a Senior Vice President of the Bank since 2000. Mr. Jennings has been employed by the Bank since 1979.

Brenda C. Smith, 50, has served as Secretary of the Company since 1992. She is currently a Senior Vice President and personnel manager of the Bank and has been employed by the Bank since 1979.

Security Ownership of Management

The following table sets forth information as of March 1, 2007 regarding the number of shares of Common Stock beneficially owned by each director, by the executive officers named in the summary compensation table below and by all directors and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the director or executive officer living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.

Name	Common Stock Beneficially Owned	Percentage of Class (%)
Jacky K. Anderson	4,240	*
Bryan L. Edwards	800	*
Dennis B. Gambill	4,850	*
Julian L. Givens	10,720	*
Jack E. Guynn, Jr.	3,500	*
Thomas M. Jackson, Jr.	4,064	*
Jean W. Lindsey	11,456	*
Carl J. Richardson	14,000	*
Charles T. Sturgill	3,683	*
J. David Vaughan	2,468	*
All present executive officers and directors as a group (13 persons)	60,714	3.5

*	Percentage of ownership is less than one percent of the outstanding shares of Common Stock.

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of March 1, 2007 regarding the number of shares of Common Stock beneficially owned by all persons who, to the Company’s knowledge, own five percent or more of the outstanding shares of Common Stock.

Name and Address	Common Stock Beneficially Owned	Percentage of Class (%)
Jacqueline Peer Post Office Box 15 Mouth of Wilson, Virginia 24363	151,152	8.8
Nancy M. and Ernest W. Stone 46 Willowshade Lane Elk Creek, Virginia 24326	108,203	6.3

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock, to file with the Securities and Exchange Commission (“SEC”) reports of ownership and changes in ownership of Common Stock. Officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during fiscal year 2006, all filing requirements applicable to its officers and directors were complied with.

CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman of the Board, the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Independence of Directors

The Board of Directors in its business judgment has determined that the following eight of its ten members are independent as that term is defined by the Nasdaq Stock Market: Bryan L. Edwards, Julian L. Givens, Jack E. Guynn, Jr., Thomas M. Jackson, Jr., Jean W. Lindsey, Carl J. Richardson, Charles T. Sturgill, and J. David Vaughan.

The Board considered the following transactions between us and certain of our directors or their affiliates to determine whether such director was independent under the above standards:

•	we have an agreement with Mr. Richardson under which we pay him from time to time for service as a project manager for various construction projects; and

•	on occasion, the Bank purchases office furniture from a local retail furniture store, of which Mr. Guynn is part owner.

Code of Ethics

The Board of Directors has approved a Code of Ethics for Executive Officers and Financial Managers for the Company’s Chief Executive Officer and principal financial officer. The Code addresses such topics as protection and proper use of Company assets, compliance with applicable laws and regulations, conflicts of interest and insider trading. A copy of the Code will be provided, without charge, to any shareholder upon written request to the Secretary of the Company, whose address is Post Office Box 186, Independence, Virginia 24348.

Board and Committee Meeting Attendance

There were 12 meetings of the Board of Directors in 2006. Each incumbent director attended greater than 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of which the director was a member in 2006.

Committees of the Board

The Company has an Audit Committee and a Compensation Committee. The Company does not have a standing Nomination Committee.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibility to the shareholders relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditor and the performance of the internal audit function. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement.

The members of the Audit Committee are Bryan L. Edwards, Jack E. Guynn, Jr., Thomas M. Jackson, Jr., and Carl J. Richardson. Each of Messrs. Edwards, Guynn and Jackson are independent as that term is defined by the Nasdaq Stock Market and as that term is enhanced by the higher independence standards that the Securities and Exchange Commission imposes on audit committee members of companies that base independence determinations on the Nasdaq Stock Market definition. Mr. Richardson, however, is not independent for purposes of the Audit Committee because he does not satisfy these higher independence standards because he received compensation (in the amount of $3,576) for consulting services related to bank branch construction projects in 2006.

The Company has not currently designated an “audit committee financial expert.” The Board, however, believes that the current members of the Audit Committee have the ability to understand financial statements and generally accepted accounting principles, the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, an understanding of internal controls and procedures for financial reporting and an understanding of audit committee functions.

The Audit Committee met four times in 2006. For additional information regarding the Audit Committee, see “Audit Information – Audit Committee Report” on page 19 of this Proxy Statement.

Compensation Committee

The Compensation Committee reviews senior management’s performance and compensation and reviews and sets guidelines for compensation of all employees. All decisions by the Compensation Committee relating to the compensation of the Company’s executive officers are reported to the full Board of Directors.

The members of the Compensation Committee are Dr. Julian L. Givens, Jack E. Guynn, Jr., Jean W. Lindsey, and Carl J. Richardson, each of whom is independent as that term is defined by the Nasdaq

Stock Market. The Compensation Committee met four times during the year ended December 31, 2006. For additional information regarding the Compensation Committee, see “Executive Compensation” on page 8 of this Proxy Statement. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is attached as Appendix B to this Proxy Statement.

Director Nomination Process

The Board does not believe it needs a separate nominating committee because the full Board is comprised predominantly of independent directors and has the time and resources to perform the function of selecting board nominees. When the Board performs its nominating function, the Board acts in accordance with the Company’s Articles of Incorporation and Bylaws but does not have a separate charter related to the nomination process.

In identifying potential nominees, the Board of Directors takes into account such factors as it deems appropriate, including the current composition of the Board, the range of talents, experiences and skills that would best complement those that are already represented on the Board, the balance of management and independent Directors and the need for specialized expertise. The Board considers candidates for Board membership suggested by its members and by management, and the Board will consider candidates suggested informally by a shareholder of the Company.

The Company’s independent directors consider, at a minimum, the following factors in recommending to the Board potential new directors, or the continued service of existing directors:

•	the ability of the prospective nominee to represent the interests of the shareholders of the Company;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•

the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board of Directors.

Once an initial slate of candidates that will satisfy criteria and otherwise qualify for membership on the Board has been identified, a determination is made as to whether any board members have relationships with candidates and can initiate contacts. The Chairman of the Board along with the Chief Executive Officer and any Board member with an existing relationship with a particular candidate will then interview the prospective candidates. Upon completion of interviews, the full Board of Directors will meet to consider the results of the interviews and to make a final selection.

Shareholders entitled to vote for the election of directors may submit candidates for formal consideration by the Company if the Company receives timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Company. To be timely for the 2008 annual meeting, the notice must be received within the time frame set forth in “Proposals for 2008 Annual Meeting of Shareholders” on page 21 of this Proxy Statement. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Section 2.13 of the Company’s Bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Secretary of the Company, whose address is Post Office Box 186, Independence, Virginia 24348.

Annual Meeting Attendence

The Company encourages members of the Board of Directors to attend the annual meeting of shareholders. All of the Company’s directors attended the 2006 annual meeting.

Communications with Directors

Any director may be contacted by writing to him or her c/o Grayson Bankshares, Inc., Post Office Box 186, Independence, Virginia 24348. Communications to the non-management directors as a group may be sent to the same address, c/o the Secretary of the Company. The Company promptly forwards, without screening, all such correspondence to the indicated directors.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee of the Board of Directors, which is composed of the four directors listed below, each of whom is independent as that term is defined by the Nasdaq Stock Market, is responsible for the development, oversight and implementation of the Company’s compensation program for executive officers, including the executive officers named in the Summary Compensation Table. In carrying out its responsibilities, the Compensation Committee annually reviews and establishes the compensation of the Company’s executive officers. The Compensation Committee determines the annual salary levels and any bonuses to be paid to the Company’s executive officers. The Compensation Committee also makes recommendations to the Board of Directors regarding long-term compensation, such as pension and deferred compensation plans, and other compensation related matters.

The primary objective of the Company’s executive compensation program is to attract and retain highly skilled and motivated executive officers who will manage the Company in a manner to promote its growth and profitability and advance the interest of its shareholders. As such, the compensation program is designed to provide levels of compensation that are reflective of both the individual’s and the Company’s performance in achieving its goals and objectives. The Compensation Committee seeks to provide a mix of annual and long-term compensation that will align the short- and long-term interests of the Company’s executive officers with that of its shareholders.

A discussion of the principles, objectives, components and determinations of the Compensation Committee with respect to executive compensation is included in the Compensation Discussion and Analysis that follows this Committee report. The specific decisions of the Compensation Committee regarding the compensation of named executive officers are reflected in the compensation tables and narrative that follow the Compensation Discussion and Analysis.

The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this Proxy Statement and discussed it with the Company’s management. Based on this review and discussion, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and this Proxy Statement.

Members of the Compensation Committee

Dr. Julian L. Givens, Chairman

Jack E. Guynn, Jr.

Jean W. Lindsey

Carl J. Richardson

Date: March 13, 2007

Compensation Committee Interlocks and Insider Participation

Carl J. Richardson retired as President and Chief Executive Officer of the Company and the Bank on July 1, 2000. Mr. Richardson was appointed to the Compensation Committee after his retirement.

Compensation Discussion and Analysis

General

The Compensation Committee of our Board of Directors reviews and establishes the salary and other compensation of our executive officers, including the named executive officers, and provides oversight of our compensation programs. The Compensation Committee consists entirely of non-employee, independent members of our Board of Directors and operates under a written charter approved by the Board of Directors. A copy of the charter is attached as Appendix B to this Proxy Statement.

In 2006, the Compensation Committee engaged a consultant, W. Flynt Gallagher of Meyer Chatfield, Corp., to assist it in carrying out its responsibilities with respect to executive compensation. Mr. Gallagher performed a review of the Company’s executive compensation program and compared our program to peer group data from compensation surveys performed for the banking and financial industry. Our peer group for comparison purposes consisted primarily of banks with total assets between $250 million and $500 million.

Objectives of Our Compensation Program

The primary objective of our executive compensation program is to attract and retain highly skilled and motivated executive officers who will manage the company in a manner to promote our growth and profitability and advance the interest of our shareholders. Additional objectives of our executive compensation program include the following:

•	to align executive pay with shareholders’ interests;
•	to recognize individual initiative and achievements; and
•	to unite the entire executive management team to a common objective.

Executive Compensation Principles

Our executive compensation program is not as complex as those of many companies of similar size and nature. Our program consists of base salaries, cash payments in the form of annual bonuses and long-term benefits in the form of pension and deferred compensation plans. These components of executive compensation are used together to strike an appropriate balance between short-term and long-term compensation. We expect a portion of an executive officer’s potential compensation to be at risk, tied both to our annual and long-term performance as well as to the creation of shareholder value. In particular, we believe that base salaries and annual bonuses should be tied to both corporate performance and individual performance for the past fiscal year, including the achievement of identified goals as they pertain to the areas of our operations for which the executive officer is personally responsible and accountable. In addition, we believe that the value of long-term compensation should also take into account the long-term performance of the Company and the creation of shareholder value.

Our executive compensation program does not include the issuance of stock options or other equity-based incentives. The Board of Directors and the Compensation Committee believe that executive compensation can be appropriately aligned with the Company’s long-term performance goals and the creation of shareholder value through the use of other long-term compensation arrangements. The Compensation Committee does not want to create the potential incentive for executive officers to make strategic decisions based on short-term stock values rather than the long-term strength and performance of the Company.

We presently do not have a policy for adjustment or recovery of payments and awards made to our executive officers in the event that our financial statements were to be restated in the future in a manner that would have impacted the size or payment of the award at the time of payment.

How Executive Pay Levels are Determined

The Compensation Committee regularly reviews our executive compensation program and its elements. All decisions by the Compensation Committee relating to the compensation of our executive officers are reported to the full Board of Directors.

The role of the Chief Executive Officer in determining executive compensation is limited to input in the performance evaluation of the other named executive officers. The Chief Executive Officer has no input in the determination of his own compensation. Likewise, the other named executive officers have no role in the determination of executive compensation.

In determining the compensation of our executive officers, the Committee evaluates total overall compensation, as well as the mix of salary, cash bonuses and other long-term compensation, using a number of factors including the following:

•	our financial and operating performance, measured by attainment of specific strategic objectives and operating results;
•

the duties, responsibilities and performance of each executive officer, including the achievement of identified goals for the year as they pertain to the areas of our operations for which the executive is personally responsible and accountable;

•	historical cash and other compensation levels; and
•	comparative industry market data to assess compensation competitiveness.

With respect to comparative industry data, the Compensation Committee reviewed at least five studies in 2006 that covered executive salaries and evaluated compensation structures of comparable companies in peer groups that were designated by geographic location, as well as similarity in size and complexity.

Components of Executive Compensation

The elements of our compensation program in 2006 include base annual salary, short-term incentive compensation through an annual bonus award, and long-term compensation through pension and deferred compensation plans. We also provide health and welfare benefits, which are available to all employees and include participation in our health, dental and vision plans and various insurance plans, including disability and life insurance.

Each of the three principal components of executive compensation is designed to reward and provide incentives to executive officers consistent with our overall policies and principles on executive compensation. These components and the rationale and methodology for each are described below. Specific information on the amounts and types of compensation earned by the named executive officers during 2006 can be found in the Summary Compensation Table and other tables and narrative disclosures following this discussion.

Base Salary

Our base salary philosophy is to provide reasonable current income to our named executive officers in amounts that will attract and retain individuals with a broad, proven track record of performance.

Each year, the Compensation Committee establishes an annual range for potential salary increases for each executive officer position. In establishing these ranges, the Compensation Committee balances the need to offer salaries that are competitive with peer companies with the need to maintain careful control of salary and benefits expense. In 2006, as described above, the Compensation Committee also considered a compensation review, prepared by an independent consulting firm, of commercial banks that are similarly situated to us in terms of size, economic conditions and other factors. Individual increases, within the ranges established by the Compensation Committee, are then determined based on a subjective assessment in each case of the nature of the position, as well as the contribution, performance, experience and tenure of the executive officer.

In making compensation determinations for 2006, the Compensation Committee evaluated the performance of the executive officers based on our financial performance, achievements in implementing our long-term strategy, and the personal observations of the executive officers’ performance by the members of the Compensation Committee. No particular weight was given to any particular aspects of the performance of the executive officers.

The annual base salaries for our named executive officers for 2006 and the percentage change from 2005 are as follows:

Name and Position	2006 Annual Salary	Percent Change From 2005
Jacky K. Anderson President and Chief Executive Officer	$162,000	5%
Dennis B. Gambill Executive Vice President	$122,430	5%
Brenda C. Smith Senior Vice President	$97,820	5%
Blake M. Edwards, Jr. Chief Financial Officer	$106,000	14%

With the exception of the Chief Financial Officer, the percentage salary increases for the named executive officers were within the range of increases available to all company employees. The range for all such potential salary increases in 2006 was from zero percent to five percent. The increases for our named executive officers were determined by market comparisons and consideration of personal and company performance that either met or exceeded expectations. The larger increase for Mr. Edwards was implemented to bring his salary to a similar peer group percentile as the other named executive officers. Based on the comparative market information considered by the Compensation Committee in 2006, base annual salaries of our named executive officers are near the 44th percentile of salaries in the aforementioned compensation review.

Annual Bonus

The Company does not have a formal bonus plan that specifies potential bonus amounts in terms of a percentage of base salary. Bonus awards are entirely at the discretion of the Compensation Committee. In determining whether or not to award cash bonuses and the level of such bonuses for a given year, the Compensation Committee considers the overall performance of the company, including but not limited to, such factors as earnings per share, return on equity, growth and shareholder value, as well as their subjective evaluation of the executive officer’s individual performance. Bonus awards for similar executives in market comparisons are also considered.

Based on the foregoing, the bonuses awarded to the named executive officers for 2006, and the percentage change from 2005, are as follows:

Name	2006 Bonus	Percent Change From 2005
Jacky K. Anderson	$6,000	20%
Dennis B. Gambill	$4,500	13%
Brenda C. Smith	$4,500	13%
Blake M. Edwards, Jr.	$4,500	13%

The increase in bonuses from 2005 to 2006 was $1,000 for Mr. Anderson and $500 each for the other named executive officers. The level of bonuses in 2006 is reflective of company performance that met expectations.

Deferred Compensation and Pension Plans

We provide additional compensation to our executive officers through various plans which are also available to some or all of our employees. The Compensation Committee oversees these plans and the Compensation Committee considers these plans when reviewing an executive’s total annual compensation and determining the annual and long-term compensation components described above. These plans are described below.

Defined Benefit Pension Plan

The Bank has a noncontributory pension plan that conforms to the Employee Retirement Income Security Act of 1974, as amended (ERISA). The amount of benefits payable under the plan is determined by an employee’s period of credited service.  The amount of normal retirement benefit will be determined based on a participant’s credited service, earnings and the benefit formula as described in the plan’s adoption agreement.  The plan provides for early retirement for participants with 10 years of vesting service and the attainment of age 55.  A participant who terminates employment with five or more years of vesting service will be entitled to a benefit. The benefits are payable in single or joint/survivor annuities, as well as a lump sum payment option upon retirement or separation of service (subject to limitations as described in the plan’s adoption agreement).

Additional information on this plan is set forth under “Pension Benefits” below.

Deferred Compensation Plan

Effective December 1, 1987, the Board approved and established a deferred compensation plan for directors and certain executive officers. The plan was implemented to provide additional retirement benefits to directors and executive officers who, because of regulatory limitations on qualified retirement plans, often retire with a smaller percentage of final pay than other employees. Participants may contribute up to 100% of directors’ fees, or, up to 10% of annual salaries to the plan. Under plan provisions, aggregate annual payments ranging from $1,992 to $37,200 are payable for ten years guaranteed, generally beginning at age 65. Reduced benefits apply in cases of early retirement or death prior to the benefit date, as defined. Liability accrued for compensation deferred under the plan amounted to $549,440 at December 31, 2006. No deferred compensation agreements have been initiated under this plan since 1994, and we do not anticipate further agreements to be initiated in the future. No compensation was deferred by executive officers or directors under the plan in 2006. The Bank is owner and beneficiary of life insurance policies on directors and officers participating in this plan. New supplemental executive retirement plans (SERPs) may be implemented in the future if the Compensation Committee identifies a need for such plans.

Additional information on this plan is set forth under “Nonqualified Deferred Compensation” below.

In summary, we believe the elements of our compensation program provide an appropriate mix of short- and long-term compensation, while accomplishing the program’s primary objectives of attracting and retaining highly skilled and motivated executive officers who will manage the Company in a manner to promote its growth and profitability and advance the interest of its shareholders.

Annual Compensation of Executive Officers

In the tables and discussion below, we summarize the compensation earned during 2006 by (1) our chief executive officer, (2) our chief financial officer and (3) each of our two other most highly compensated executive officers who earned more than $100,000 in total compensation for services rendered in all capacities during 2006, collectively referred to as the “named executive officers.” We do not have any stock-based plans, and we do not make any stock-based awards to our employees.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(1)	All Other Compensation ($)(2)	Total ($)
Jacky K. Anderson President and Chief Executive Officer	2006	162,000	6,000	62,377	30,465	260,842
Dennis B. Gambill Executive Vice President	2006	122,430	4,500	10,973	19,770	148,673
Brenda C. Smith Senior Vice President	2006	97,820	4,500	15,192	13,681	131,193
Blake M. Edwards, Jr. Chief Financial Officer	2006	106,000	4,500	3,827	8,062	122,389

____________

(1)

For Mr. Anderson, the total consists of an increase in pension value of $50,666 and an increase in the present value of deferred compensation benefits of $11,711. For Mr. Gambill, the total represents an increase in pension value. For Mrs. Smith, the total consists of an increase in pension value of $14,375 and an increase in the present value of deferred compensation benefits of $817. For Mr. Edwards, the total represents an increase in pension value.

(2)

For Mr. Anderson, other compensation consists of directors’ fees of $17,100, payment for unused vacation time of $11,838, and life insurance premiums of $1,527. For Mr. Gambill, other compensation consists of directors’ fees of $17,025, payment for unused vacation time of $2,173, and life insurance premiums of $572. For Mrs. Smith, other compensation consists of fees paid for attending and recording minutes of meetings of the Board of Directors of $8,402, payment for unused vacation time of $4,491, and life insurance premiums of $788. For Mr. Edwards, other compensation consists of fees paid for attendance at meetings of the Board of Directors of $4,050, payment for unused vacation time of $3,696, and life insurance premiums of $293.

Supplemental Discussion of Compensation

We do not have employment agreements with any of our named executive officers. All compensation that we pay to our named executive officers is determined as described above in our “Compensation Discussion and Analysis” section.

Stock Options

No stock options or other stock-based awards were granted to any of the Company’s or the Bank’s employees during the fiscal year ended December 31, 2006. In addition, no such options or awards were exercised during the fiscal year ended December 31, 2006 or held at December 31, 2006 by any such employees.

Pension Benefits

The following table sets forth information as of September 30, 2006, the most recent plan year end, with respect to the pension plan benefits for the named executive officers:

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During the Last Fiscal Year ($)
Jacky K. Anderson	Grayson National Bank Defined Benefit Pension Plan	35	399,134	-
Dennis B. Gambill	Grayson National Bank Defined Benefit Pension Plan	8	45,453	-
Brenda C. Smith	Grayson National Bank Defined Benefit Pension Plan	27	119,220	-
Blake M. Edwards, Jr.	Grayson National Bank Defined Benefit Pension Plan	7	20,104	-

___________

(1)	Based on September 30, 2006 disclosure assumptions of a 6.00% interest rate and 1983 GAM Mortality.

Supplemental Discussion of Pension Benefits

The Bank maintains a noncontributory defined benefit pension plan for employees who are age 21 and have completed one year of eligibility service. Benefits payable under the plan are based on years of credited service, average compensation over the highest consecutive five years, and the plan’s benefit formula (1.50% of average compensation times years of credited service up to 25 plus .75% of average compensation times years of credited service in excess of 25 years but not in excess of 35 years plus .65% of average compensation in excess of Social Security Covered Compensation times years of credited service up to a maximum of 35 years). For 2006, the maximum allowable annual benefit payable by the plan at age 65 (the plan’s normal retirement age) was $175,000 and the maximum compensation covered by the plan was $220,000. Reduced early retirement benefits are payable on or after age 55 upon completion of 10 years of credited service. Amounts payable under the plan are not subject to reduction for Social Security Benefits.

Nonqualified Deferred Compensation

The following table shows the changes in the balance of the named executive officers’ nonqualified deferred compensation plans:

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Jacky K. Anderson	-	11,711	-	-	152,807
Dennis B. Gambill	-	-	-	-	-
Brenda C. Smith	-	817	-	-	10,663
Blake M. Edwards, Jr.	-	-	-	-	-

____________

(1)

All registrant contributions in the fiscal year were included in the Summary Compensation Table. Registrant contributions represent the change in the net present value of future deferred compensation payments to the named executive officers, discounted at a rate of 8.0%, that were recognized as an expense to the company in 2006.

Supplemental Discussion of Deferred Compensation

Our deferred compensation plan is not maintained by a third party administrator. A liability for future payments under the plan is recorded by the Bank with the annual change in the present value of the future liability recognized as an expense and considered as a Bank contribution to the plan. Mr. Anderson has three deferred compensation agreements that provide for total combined payments of approximately $4,399 per month for 10 years upon retirement at age 65. Mrs. Smith has one deferred compensation agreement that provides for a payment of $457 per month for 10 years upon retirement at age 65. Reduced payments apply in cases of early retirement or death prior to the benefit date, as defined under the deferred compensation agreements.

Payments upon Termination of Employment

or a Change of Control

We have not entered into any employment or other similar agreements with any of our named executive officers. As a result, there are no arrangements that provide for the payment to a named executive officer at, following, or in connection with any termination of employment, including without limitation resignation, severance, retirement or a constructive termination of a named executive officer, or a change in control of the Company or a change in the named executive officer’s responsibilities.

Following any termination of employment, our named executive officers are entitled to pension benefits and deferred compensation, as described above, and benefits under various health and insurance plans, which are available generally to all employees.

Director Compensation

The following table shows the compensation earned by each of the directors during 2006:

Name	Fees Earned or Paid in Cash ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jacky K. Anderson (1)	17,100	-	-	17,100
Bryan L. Edwards	11,100	-	-	11,100
Dennis B. Gambill (1)	17,025	-	-	17,025
Julian L. Givens	18,050	-	-	18,050
Jack E. Guynn, Jr.	14,325	-	-	14,325
Thomas M. Jackson, Jr.	13,875	-	-	13,875
Jean W. Lindsey	13,625	-	-	13,625
Carl J. Richardson (2)	17,925	-	3,576	17,925
Charles T. Sturgill	13,850	-	-	13,850
J. David Vaughan	12,300	-	-	12,300

___________

(1)	Director fees for Mr. Anderson and Mr. Gambill are included in the Summary Compensation Table under “All Other Compensation”.

(2)	All Other Compensation for Mr. Richardson represents fees paid to him by the Bank for consulting services related to bank branch construction projects.

Fees Payable to Directors

The Chairman of the Board of Directors of the Company receives directors’ fees of $700 per month and all other directors receive $600 per month. Additionally, $250 is paid for each committee meeting attended. Directors may elect to defer these fees in accordance with the aforementioned deferred compensation plan, however no such elections were made in 2006.

TRANSACTIONS WITH MANAGEMENT

Some of the directors and officers of the Company are at present, as in the past, customers of the Bank and, the Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions do not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate outstanding balance of loans to directors, executive officers and their associates, as a group, at December 31, 2006 totaled $1,484,329 or 5.2% of the Company’s equity capital at that date.

There are no legal proceedings to which any director, officer or principal shareholder, or any affiliate thereof, is a party that would be material and adverse to the Company.

We have not adopted a formal policy that covers the review and approval of related person transactions by our Board of Directors. The Board, however, does review all such transactions that are proposed to it for approval. During such a review, the Board will consider, among other things, the related person’s relationship to the Company, the facts and circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person’s relationship to the transaction and any other material information. Our Audit Committee also has the responsibility to review significant conflicts of interest involving directors or executive officers.

AUDIT INFORMATION

General

On November 17, 2006, the Audit Committee was notified by the Company’s independent accountants, Larrowe & Company, PLC that it had merged with the firm of Elliott Davis, LLC, effective on that date, and that it would no longer operate or provide audit services as a separate entity. At a meeting held on November 17, 2006, the Audit Committee approved the engagement of Elliott Davis, LLC, the successor firm in the merger, to serve as the Company’s independent accountants for the fiscal year ended December 31, 2006. Larrowe & Company, PLC audited the financial statements of the Company and the Bank for over ten years prior to the merger with Elliott Davis, LLC.

The Audit Committee has appointed Elliott Davis, LLC to serve as the Company’s independent registered public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2007. Representatives of Elliott Davis, LLC are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

The Company engaged Larrowe & Company, PLC as its independent accountants for the fiscal years ended December 31, 2005 and 2004. The reports of Larrowe & Company, PLC on the Company’s consolidated financial statements for those two years did not contain any adverse opinion or disclaimer of opinion, nor were the opinions expressed in the reports qualified or modified as to uncertainty, audit scope, or accounting principles. During those two fiscal years and the interim period of the 2006 fiscal year preceding the Audit Committee’s decision to engage Elliott Davis, LLC as the Company’s new independent accountants, there were no disagreements with Larrowe & Company, PLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Larrowe & Company, PLC, would have caused Larrowe & Company, PLC to make reference to the subject matter of the disagreement in connection with its reports. During the same period, there have been no reportable events required to be disclosed under applicable securities laws.

During the two fiscal years ended December 31, 2005 and 2004, and the subsequent interim periods through and including the date of appointment of Elliott Davis, LLC as the Company’s independent accountants, the Company has not consulted with Elliott Davis, LLC on either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or any other matter or reportable event required to be disclosed under applicable securities laws.

Fees of Independent Public Accountants

Audit Fees

The aggregate fees billed by Elliott Davis, LLC and Larrowe & Company, PLC for professional services rendered for the audit of the Corporation’s annual financial statements for the fiscal years ended December 31, 2005 and 2006, and for the review of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings and engagements, were $48,390 for 2005 and are estimated to total approximately $54,400 for 2006.

Audit Related Fees

The aggregate fees billed by Elliott Davis, LLC and Larrowe & Company, PLC for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and not reported under the heading “Audit Fees” above were $4,039 for the fiscal year ended December 31, 2005 and are estimated to total approximately $3,500 for the fiscal year ended December 31, 2006. During 2006 and 2005, these services included FHLB collateral verification procedures and consultations regarding accounting and regulatory issues.

Tax Fees

The aggregate fees billed by Elliott Davis, LLC and Larrowe & Company, PLC for professional services for tax compliance, tax advice and tax planning were $4,606 for the fiscal year ended December 31, 2005 and are estimated to total approximately $4,500 for the fiscal year ended December 31, 2006. During 2006 and 2005, these services generally included Federal and state income tax return preparation.

All Other Fees

No fees for other services were billed by Larrowe & Company, PLC for the fiscal year ended December 31, 2005, and no fees for other services are expected to be billed by Elliott Davis, LLC for the fiscal year ended December 31, 2006.

Pre-Approval Policies and Procedures

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Elliott Davis, LLC was compatible with the maintenance of that firms’ independence in the conduct of their auditing functions. The Audit Committee’s Charter provides for pre-approval of audit, audit-related and tax services. The Charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Audit Committee Report

The members of the Audit Committee are Bryan L. Edwards, Jack E. Guynn, Jr., Thomas M. Jackson, Jr., and Carl J. Richardson. Each of Messrs. Edwards, Guynn and Jackson are independent as that term is defined by the Nasdaq Stock Market and as that term is enhanced by the higher independence standards that the Securities and Exchange Commission imposes on audit committee members of companies that base independence determinations on the Nasdaq Stock Market definition. Mr. Richardson, however, is not independent for purposes of the Audit Committee because he does not satisfy these higher independence standards because he received compensation (in the amount of $3,576) for consulting services related to bank branch construction projects in 2006.

The Audit Committee operates under a written charter adopted by the Board of Directors, which is attached as Appendix A to this Proxy Statement.

Management is responsible for:

•	establishing and maintaining the Company’s internal control over financial reporting;

•	assessing the effectiveness of the Company’s internal control over financial reporting as of the end of each year;

•	the preparation, presentation and integrity of the Company’s consolidated financial statements; and

•	complying with laws and regulations and ethical business standards.

The Company’s independent registered public accounting firm is responsible for:

•	performing an independent audit of the Company’s consolidated financial statements;

•	expressing an opinion as to the conformity of the Company’s consolidated financial statements with U.S. generally accepted accounting principles; and

The Audit Committee is responsible for:

•

the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company; and

•	monitoring, overseeing and reviewing the accounting and financial reporting processes of the Company.

In this context, the Audit Committee has met and held discussions with management and Elliott Davis, LLC, the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2006 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed these consolidated financial statements with management and Elliott Davis, LLC, including the scope of the independent registered public accounting firm’s responsibilities, critical accounting policies and practices used and significant financial reporting issues and judgments made in connection with the preparation of such financial statements.

The Audit Committee has discussed with Elliott Davis, LLC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified and supplemented. The Audit Committee has also received the written disclosures and the letter from Elliott Davis, LLC relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Elliott Davis, LLC the firm’s independence from the Company. Moreover, the Audit Committee has considered whether the provision of the audit services described above is compatible with maintaining the independence of the independent auditors.

Based upon its discussions with management and Elliott Davis, LLC and its review of the representations of management and the report of Elliott Davis, LLC to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited consolidated financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Members of the Audit Committee

Carl J. Richardson, Chairman

Bryan L. Edwards

Jack E. Guynn, Jr.

Thomas M. Jackson, Jr.

March 13, 2007

PROPOSALS FOR 2008 ANNUAL MEETING OF SHAREHOLDERS

Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2008 annual meeting of shareholders must cause such proposal to be received, in proper form, at the Company’s principal executive offices at 113 West Main Street, Independence, Virginia 24348, no later than November 20, 2007, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement for that meeting. The Company presently anticipates holding the 2008 annual meeting of shareholders on May 13, 2008.

The Company’s Bylaws also prescribe the procedure that a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings outside of the proxy statement process. For a shareholder to nominate a candidate for director at the 2008 annual meeting of shareholders, notice of nomination must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the 2008 annual meeting. The notice must describe various matters regarding the nominee and the shareholder giving the notice. For a shareholder to bring other business before the 2008 annual meeting of shareholders, notice must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the 2008 annual meeting. The notice must include a description of the proposed business, the reasons therefor, and other specified matters. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of the Company. Based upon an anticipated date of May 13, 2008 for the 2008 annual meeting of shareholders, the Company must receive any notice of nomination or other business no later than March 14, 2008 and no earlier than February 13, 2008.

OTHER MATTERS

THE COMPANY’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR 2006 FILED WITH THE SEC, EXCLUDING EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO BLAKE M. EDWARDS, JR., CHIEF FINANCIAL OFFICER, WHOSE ADDRESS IS 113 WEST MAIN STREET, INDEPENDENCE, VIRGINIA 24348. THE ANNUAL REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

Appendix A

GRAYSON BANKSHARES, INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

April 11, 2006

I. PURPOSE

The primary purpose of the Audit Committee of the Board of Directors of Grayson Bankshares, Inc. is to provide independent and objective oversight of the accounting functions and internal controls of Grayson Bankshares, Inc., its subsidiaries and affiliates (as applicable), and to ensure the objectivity of their financial statements. The Committee and the Board shall have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent accountants and the senior internal audit officer. The Committee shall also review and advise the Board with respect to the Company’s risk management policies, and tax policies.

II. FUNCTIONS

The Audit Committee shall perform the following functions:

1.

Independent Accountants. Recommend to the Board the firm to be employed by the company as its independent accountants, which firm shall be ultimately accountable to the Board and the Committee as representatives of shareholders.

2.

Plan of Audit. Consult with the independent accountants regarding the plan of audit. The Committee shall also review with the independent accountants their report on the audit and review with management the independent accountants’ suggested changes or improvements in the Company’s accounting practices or controls.

3.

Accounting Principles and Disclosure. Review significant developments in accounting rules. The Committee shall review with management recommended changes in the Company’s methods of accounting or financial statements. The Committee also shall review with the independent accountants any significant proposed changes in accounting principles and financial statements.

4.

Internal Accounting Controls. Consult with the independent accountants regarding the adequacy of internal accounting controls. Where appropriate, consultation with the independent accountants regarding internal controls shall be conducted out of management’s presence. In connection with this function, the Committee may require the Company’s counsel to circulate a questionnaire to evaluate the Company’s compliance with banking, financial disclosure and accounting laws.

5.

Financial Disclosure Documents. Review with management and the independent accountants the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission (or the Company’s primary Federal securities regulator), or sent to stockholders and following the satisfactory completion of each year-end review recommend to the Board the inclusion of the audited financial statements in the Company’s filing on Form 10-K (or Form 10-KSB). The review shall include any significant problems and material disputes between management and the independent accountants out of management’s presence of the quality of the Company’s accounting principles as applied in its financial reporting, the clarity of the Company’s financial disclosures and degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates, and a frank and open discussion of other significant decisions made by management in preparing the financial disclosure.

6.

Internal Control System. Review with management and internal auditors the Company’s internal control systems intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws, and regulations. The review shall include any significant problems and regulatory concerns. The Committee also shall review internal audit plans in significant compliance areas.

7.

Ethical Environment. Consult with management on the establishment and maintenance of an environment that promotes ethical behavior, including the establishment, communication, and enforcement of codes of conduct to guard against dishonest, unethical, or illegal activities.

8.

Oversight of Executive Officers and Directors and Conflicts of Interest. Review significant conflicts of interest involving directors or executive officers. The Committee shall review compliance with Company policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountant. The Committee shall review executive officers’ and directors’ loan and deposit relationships and consider the results of any review of these areas by the internal auditors or the independent accountant. The Committee also shall review significant questionable or illegal payments.

9.

Oversight of Independent Accountant. Evaluate the independent accountants on an annual basis and where appropriate recommend a replacement for the independent accountants. In such evaluation, the Committee shall ensure that the independent accountants deliver to the Committee a formal written statement delineating all relationships between the accountants and the Company. The Committee also shall engage in a dialogue with the accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and in response to the independent accountant’s report take, or recommend that the Board take, appropriate action to satisfy itself of the independent accountant’s independence.

10.	Adequacy of Personnel. Review periodically the adequacy of the Company’s accounting, financial, and auditing personnel resources.

11.

Risk Management. Review and evaluate risk management policies in light of the Company’s business strategy, capital strength, and overall risk tolerance. The Committee also shall evaluate on a periodic basis the Company’s investment and derivatives risk management policies, including the internal system to review operational risks, credit risks, procedures for derivatives investment and trading, and safeguards to ensure compliance with procedures.

12.	Tax Policies. Review periodically the Company’s tax policies and any pending audits or assessments.

13.	Offerings of Securities. Perform appropriate due diligence on behalf of the Board of Directors with respect to the Company’s offerings of securities.

14.	Charter Amendments. Review this Charter annually, assess its adequacy and propose appropriate amendments to the Board.

The Committee’s function is one of oversight and review, and it is not expected to audit the Company, to define the scope of the audit, to control the Company’s accounting practices, or to define the standards to be used in preparation of the Company’s financial statements.

III. COMPOSITION AND INDEPENDENCE

The Committee shall consist of not less than three independent members, who shall be appointed by the Board of Directors. Members of the Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Committee and at least one member of the committee shall have accounting, related financial management expertise, or any other comparable experience or background that result in the individual’s financial sophistication. No member of the Committee shall be employed or otherwise affiliated with the Company’s independent accountants.

In the event that a Committee member faces a potential or actual conflict of interest with respect to a matter before the Committee, that Committee member shall be responsible for alerting the committee Chairman, and in the case where the Committee chairman faces a potential or actual conflict of interest, the Committee Chairman shall advise the chairman of the Board of Directors. In the event that the Committee Chairman, or the Chairman of the Board of Directors, concurs that a potential or actual conflict of interest exists, an independent substitute Director shall be appointed as a Committee member until the matter, posing the potential or actual conflict of interest, is resolved.

IV. QUORUM AND MEETINGS

A quorum of the committee shall be declared when a majority of the appointed members of the Committee are in attendance, except for receiving the quarterly review report of the independent accountants relating to the interim financial statements included in the Company’s Form 10-Q (or Form 10-QSB). This report may be received on behalf of the Committee by the Committee Chair (as permitted by SEC regulations) and reported to the full Committee at its next scheduled meeting. The Committee shall meet on a quarterly basis. Meetings shall be scheduled at the directions of the Chairman. Except in emergency situations, notice of the meetings shall be provided at least ten days in advance. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

V. REPORTS

The Committee will report to the Board from time to time with respect to its activities and its recommendations. When presenting any recommendation or advice to the Board, the Committee will provide such background and supporting information as may be necessary for the Board to make an informed decision. The Committee will keep minutes of its meetings and will make such minutes available to the full Board for its review.

The Committee shall report to shareholders in the Company’s proxy statement for its annual meeting whether the Committee has satisfied its responsibilities under this Charter.

VI. OTHER AUTHORITY

The Committee is authorized to confer with Company management and other employees to the extent it may deem necessary or appropriate to fulfill its duties. The Committee is authorized to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee also is authorized to seek outside legal or other advice to the extent it deems necessary or appropriate, provided it shall keep the Board advised as to the nature and extent of such outside advice.

The Committee will perform such other functions as authorized for this Committee by the Board of Directors.

Appendix B

GRAYSON BANKSHARES, INC.

CHARTER OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

March 12, 2007

1.	ORGANIZATION AND MEMBERSHIP

The Compensation Committee shall be appointed by the Board of Directors and shall consist of at least three directors, each of whom must be (i) a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended and (ii) an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. Unless a Chairman is elected by the full Board of Directors, the members of the Committee may designate a Chairman by majority of the full Committee membership.

2.	STATEMENT OF PURPOSE AND RESPONSIBILITIES

The purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to compensation of the Company’s executives. The Committee’s specific responsibilities include:

•

reviewing and approving corporate goals and objectives relevant to compensation of the Company’s Named Executive Officers in light of those goals and objectives, and evaluating and determining compensation for the Named Executive Officers based on this evaluation,

•	reviewing base salaries, bonuses and other compensation to be paid to the Company’s executive officers (other than the Named Executive Officers),

•

in determining the long-term incentives to be provided as compensation to executive officers, the Committee should consider the Company’s total performance, creation of shareholder value, the value of similar incentive awards to executives at comparable companies, awards previously given to the Company’s executive officers and the need to attract and retain highly talented and motivated executives,

•	reviewing and discussing with the Company’s senior management the Compensation Discussion and Analysis (CD&A) required by the Securities and Exchange Commission under Regulation S-K, Item 402,

•

determining, based on its review and discussion of the CD&A with senior management, whether to recommend to the Board of Directors that the CD&A be included in the Company’s proxy statement for the annual meeting of shareholders or annual report on Form 10-K,

•

providing the required Compensation Committee report over the names of the members of the Committee for inclusion in the Company’s proxy statement for the annual meeting of shareholders or annual report on Form 10-K,

•	making recommendations to the Board with respect to annual and long-term compensation plans,

•	reviewing any significant changes in the Company’s tax-qualified employee benefit plans and non-qualified benefits/perquisites,

•	reviewing and approving the terms of employment, termination, severance and change of control agreements, or any other compensation arrangements, with the Company’s executive officers,

•	reviewing, with the assistance of appropriate Company personnel or independent consultants, the impact of tax, accounting and regulatory requirements on executive compensation,

•

reviewing on a periodic basis significant trends, developments and alternatives in executive compensation and evaluating competitive market analyses of the Company’s overall executive compensation program and its components,

•	reviewing this Charter at least annually to determine whether any amendments shall be recommended to the Board of Directors for adoption,

•	performing any other duties or responsibilities expressly delegated to the Committee by the Board from time to time.

3.	RESOURCES

Management shall assist the Compensation Committee in discharging its responsibilities and shall provide the Committee full access to all books, records, facilities and personnel of the Company. The Committee shall have the authority, without obtaining the prior authorization of the Board of Directors, to retain and terminate external legal, accounting, tax or other advisors, including independent compensation consultants, as it deems necessary or appropriate and to approve fees and other retention terms relating to such engagements.

4.	MEETINGS, REPORTS AND RECORDS

The Compensation Committee shall meet at least two times each year and at such other times as it deems necessary to fulfill its responsibilities. The Committee shall have the authority to delegate matters within its purview to subcommittees composed solely of members of the Committee as it deems appropriate. The Committee shall regularly report its activities to the Board and maintain adequate minutes and records thereof. The Committee may meet in executive session or with management or other advisors.

5.	APPOINTMENT AND REMOVAL

Each member of the Compensation Committee shall serve at the pleasure of the Board of Directors. Members of the Committee shall be appointed by the Board of Directors at the annual Board reorganizational meeting. Such members shall serve for one year terms, unless earlier removed, ending upon the appointment of new members to the Committee at the next reorganizational meeting. Members may be removed from the Committee at any time by an affirmative vote of a majority of the Board.

* * *

This Charter shall not be construed in a manner that imposes, upon the Compensation Committee or its members, additional duties and responsibilities or a higher standard of conduct or care than that imposed upon directors or committees of boards of directors generally, pursuant to applicable law.

[FORM OF PROXY CARD]

GRAYSON BANKSHARES, INC.

Proxy Solicited on behalf of the Board of Directors

For the Annual Meeting of the Shareholders

April 10, 2007

The undersigned, having received the Notice of the Annual Meeting of the Shareholders and Proxy Statement, hereby appoints Charles T. Sturgill, Jack E. Guynn, Jr., and ___________________, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Grayson Bankshares, Inc., a Virginia corporation (the “Corporation”), to be held at the Grayson National Bank Conference Center, 558 East Main Street, Independence, Virginia on April 10, 2007 at 1:00 p.m., or at any adjournments thereof, for the following purposes:

1.	To elect as Directors the three persons listed as nominees, for terms expiring in 2010:

Julian L. Givens	Jean W. Lindsey

Carl J. Richardson

☐ FOR all nominees listed, except as indicated. (INSTRUCTION: To withhold authority to vote FOR any individual nominee, strike a line through the nominee’s name in the list.)

☐ WITHHOLD AUTHORITY to vote for all nominees listed.

2.	In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the Shareholder. If no direction is given, this proxy will be voted for all the nominees listed in Item 1.

DATE: _________________, 2007	__________________________________________

__________________________________________

(If signing as Attorney, Administrator, Executor, Guardian or Trustee, please add your title as such..)

PLEASE MARK, SIGN, DATE and RETURN PROMPTLY.

Check One: ___ I will ___I will not be attending the meeting.